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                                         CIT MARINE TRUST 1999-A

                                        MONTHLY SERVICER'S REPORT




                                                                                                      Due Period           4/30/99
                                                                                                      Determination Date   5/12/99
                                                                                                      Distribution Date    5/17/99


I.    All Payments on the Contracts                                                                                   23,591,450.57
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                157,143.69
III.  Repurchased Contracts                                                                                                    0.00
IV.   Investment Earnings on Collection Account                                                                            3,289.48
V.    Servicer Monthly Advances                                                                                          542,708.34
VI.   Reimbursement of prior Monthly Advances                                                                           -461,176.15
VII.  Insurer Deposits                                                                                                         0.00
VIII. Release of the Additional Enhancement Requirement Sub-Account                                                            0.00
IX.   Incorrect Deposits                                                                                                       0.00

Total available amount in Collection Account                                                                         $23,833,415.93
                                                                                                                     ==============

Draws from the Reserve Account                                                                                                $0.00
Draws on the Note Insurance Policy                                                                                            $0.00
Draws on the Certificate Insurance Policy                                                                                     $0.00

Total Distribution                                                                                                   $23,833,415.93


DISTRIBUTION AMOUNTS                                                       Cost per $1000
--------------------------                                                 --------------


1.   (a)  Class A-1 Note Interest Distribution                                                  1,298,897.73
     (b)  Class A-1 Note Primary Principal Distribution                                        18,002,191.26
     (c)  Class A-1 Additional Principal Distribution Amount                                    1,924,805.93
              Aggregate Class A-1 Note Distribution                           65.31044591                             21,225,894.92

2.   (a)  Class A-2 Note Interest Distribution                                                    865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                                 0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                            0.00
              Aggregate Class A-2 Note Distribution                            4.83333335                                865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                    570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                                 0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                            0.00
              Aggregate Class A-3 Note Distribution                            4.87500000                                570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                    537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                                 0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                            0.00
              Aggregate Class A-4 Note Distribution                            5.20833333                                537,156.25

5.   (a)  Certificate Interest Distribution                                                        55,208.51
     (b)  Certificate Primary Principal Distribution                                              181,840.32
     (c)  Certificate Additional Principal Amount                                                       0.00
              Aggregate  Certificate Distribution                             21.49487457                                237,048.83

6.    Insurance Fee, including accrued and unpaid amounts                                                                 78,279.23

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.    Lender Fees                                                                                                         24,169.71

9.    Servicing Fee                                                                                                      295,325.32

10.  Deposits to the Additional Enhancement Sub-Account                                                                        0.00

11.   Deposits to the Reserve Account                                                                                          0.00

Total Distribution                                                                                                   $23,833,415.93
                                                                                                                    ===============


        INTEREST
--------------------------

1.   Current Interest Requirement
        (a) Class A-1 Note5.450%                                                                   1,298,897.73
        (b) Class A-2 Note5.800%                                                                     865,166.67
        (c) Class A-3 Note5.850%                                                                     570,375.00
        (d) Class A-4 Note6.250%                                                                     537,156.25

                 Aggregate Interest on Class A Notes                                                                   3,271,595.65

        (e) Certificate @ 6.200%                                                                                          55,208.51

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                0.00
        (b) Class A-2 Notes                                                                                0.00
        (c) Class A-3 Notes                                                                                0.00
        (d) Class A-4 Notes                                                                                0.00

        (e) Certificate                                                                                    0.00

3.   Total Distribution of Interest                                       Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                  3.99660840            1,298,897.73
        (b) Class A-2 Notes                                                  4.83333335              865,166.67
        (c) Class A-3 Notes                                                  4.87500000              570,375.00
        (d) Class A-4 Notes                                                  5.20833333              537,156.25

                     Total Aggregate Interest on Class A Notes                                                         3,271,595.65

        (e) Certificate                                                      5.00614155                                   55,208.51

        PRINCIPAL
--------------------------

                                                                          No. of Contracts
                                                                           --------------
1.   Stated Principal Collected                                                                    3,661,184.79
2.   Principal Prepayments                                                      419               14,365,703.10
3.   Liquidation Proceeds                                                         1                  157,143.69
4.   Repurchased Contracts                                                        0                        0.00

       Total Primary Principal Distribution Amount                                                                    18,184,031.58

5.   Additional Principal Distribution Amount                                                                          1,924,805.93

6.   Principal Balance before giving effect to Principal Distributions                              Pool Factor
                                                                                                    -----------
        (a) Class A-1 Notes                                                                         0.87998717       285,995,829.44
        (b) Class A-2 Notes                                                                         1.00000000       179,000,000.00
        (c) Class A-3 Notes                                                                         1.00000000       117,000,000.00
        (d) Class A-4 Notes                                                                         1.00000000       103,134,000.00

        (e) Certificate                                                                             0.96893054        10,685,517.14

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00

        (e) Certificate                                                                                                        0.00


8.   Principal Distributions                                              Cost per $1000
                                                                          --------------
        (a) Class A-1 Notes                                                61.31383751                                19,926,997.19
        (b) Class A-2 Notes                                                 0.00000000                                         0.00
        (c) Class A-3 Notes                                                 0.00000000                                         0.00
        (d) Class A-4 Notes                                                 0.00000000                                         0.00

        (e) Certificate                                                    16.48873302                                   181,840.32


9.   Principal Balance after giving effect to Principal Distributions                            Pool Factor
                                                                                                  ----------
        (a) Class A-1 Notes                                                                       0.81867333         266,068,832.25
        (b) Class A-2 Notes                                                                       1.00000000         179,000,000.00
        (c) Class A-3 Notes                                                                       1.00000000         117,000,000.00
        (d) Class A-4 Notes                                                                       1.00000000         103,134,000.00

        (e) Certificate                                                                           0.95244181          10,503,676.82

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     RESERVE ACCOUNT                                                                                                Additional
--------------------------
                                                                                       Loan           Excess        Enhancement
1.  Activity                                                                        Sub-Account     Sub-Account     Sub-Account
                                                                                   -------------------------------------------

      (a)  Opening Balance                                                        27,568,581.00          0.00            0.00
      (b)  Deposits                                                                        0.00          0.00            0.00
      (c)  Investment Earnings                                                       110,470.98          0.00            0.00
      (d)  Distributions                                                            -110,470.98          0.00            0.00
                                                                                   -------------------------------------------
      (e)  Ending Balance                                                         27,568,581.00          0.00            0.00

                                                                                                                    Additional
                                                                                      Loan            Excess       Enhancement
                                                                                   Sub-Account      Sub-Account    Sub-Account
                                                                                  -------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00           0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00           0.00            0.00
       (c)  Release to the Collection Account                                             0.00           0.00            0.00
       (d)  Distribution to Lender                                                  110,470.98           0.00            0.00
       (e)  Distribution to Affiliated Owner                                              0.00           0.00            0.00

                                                                                  -------------------------------------------
Total Distributions from the Reserve Account                                        110,470.98            0.00         0.00


        POOL DATA
--------------------------
                                                                                                      Aggregate
                                                                                  No. of Contracts   Pool Balance
                                                                                  ----------------  -------------
1.   Pool Stated Principal Balance 4/30/99                                            21,940        682,670,115.84

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------

              (a) 31-59 Days                                                             146          3,055,835.50          0.448%
              (b) 60-89 Days                                                              31            853,884.12          0.125%
              (c) 90-119 Days                                                             32          1,148,649.75          0.168%
              (d) 120-180 Days                                                            14            530,084.40          0.078%
              (d) 181 Days +                                                               0                  0.00          0.000%

3.   Contracts Repossessed during the Due Period                                           0                  0.00

4.   Current Repossession Inventory                                                        0                  0.00

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                      1             189,003.75
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                         157,143.69
                                                                                                    ----------------
       Total  Net Liquidation Losses for the related Due Period                                                           31,860.06

7.   Cumulative Net Losses on all Liquidated Receivables                                   2                              44,122.25

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            9.4989%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                164.57

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                       184.00


    TRIGGER ANALYSIS
--------------------------

Due Periods                                                                  Excess Collections        Pool Balance
Current                                                   Apr-99               1,924,805.93           682,670,115.84
Prior Month                                               Mar-99               3,022,314.81           700,886,007.48
Second Prior Month                                        Feb-99               2,060,608.59           720,230,725.19

Sum of Excess Collections                                                      7,007,729.33

Annualized (x4)                                                               28,030,917.32

Average Pool Balance                                                                                  701,262,282.84

Net Yield                                                                                                    4.0520%

Net Yield trigger level.                                                                                     1.0000%

                         Net Yield trigger in effect ?                                                           NO



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   CREDIT ENHANCEMENT
--------------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date
          (Initially 27,527,568,581.0 to a floor of 7,351,622.)                                   27,568,581.00

        Overcollateralization after the application of all the
          Principal Distributions initially zero to be increased to 9,189,527.)                    6,963,606.77
                                                                                                 ----------------

                 Credit enhancement available for the next Distribution Date                      34,532,187.77               5.06%

                 Required Enhancement (5.55% of the current Pool Balance to
                   a floor of 16,541,149)                                                         37,888,191.43               5.55%


Additional Credit Enhancement                                                       Balance        Enhancement           Percentage

          More than 180 days delinquent                                              0.00               0.00                    25%

          Repossession Inventory                                                     0.00               0.00                    50%
                                                                               ------------------------------

                  Total Additional Enhancement                                                          0.00

Amount on deposits in the Additional Enhancement Sub-Account                                            0.00



      MISCELLANEOUS
--------------------------

1.  Monthly Servicing Fees                                                                                               295,325.32

2.  Servicer Advances                                                                                                    542,708.34

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                          134,640.69
                Principal                                                                               0.00
                      Total P&I                                                                                          134,640.69

      (b)  Beginning Loan Balance                                                                                     27,568,581.00
      (c)  Principal Payment                                                                                                   0.00
      (d)  Ending Loan Balance                                                                                        27,568,581.00

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